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                                                                   EXHIBIT 10.32
                             AMENDMENT FOUR TO THE
                               WORLD ACCESS, INC.
                             1991 STOCK OPTION PLAN


     Pursuant to Paragraph 15 of the Restor Industries, Inc. 1991 Stock Option Plan, as amended (also so amended, the "Plan"), World Access, Inc., formerly known as Restor Industries, Inc. (the "Corporation"), does hereby amend the Plan as follows:

Paragraph 4 of the Plan is hereby amended by deleting Paragraph 11.a of the Plan in its entirety and substituting the following in lieu thereof:

"11. Assignment, Transfer or Sale.

No ISO or any Option granted to an employee who is an officer, director or beneficial owner of 10% or more of the Company's securities shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each Option shall be exercisable only by him, his guardian or legal representative. Shares underlying the ISO(s) may be assigned, transferred or sold subject to the restrictions of Paragraph 20 herein.";

Except as specifically amended hereby, all other terms and provisions of the Plan shall remain in full force and effect. If not otherwise defined herein, all capitalized terms contained in this Amendment shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, pursuant to the authority granted to the undersigned by the Board of Directors of the Company, the Plan is hereby amended, effective as of this 8th day of October, 1996.


                                     WORLD ACCESS, INC.
                                     (f/k/a Restor Industries, Inc.)




                                     /s/ Steven A. Odom
                                     ------------------
                                     Steven A. Odom, Chairman of the
                                     Board and Chief Executive Officer